Exhibit 10.1

                           RESTRICTED STOCK AGREEMENT
                      UNDER THE THIRD AMENDED AND RESTATED
               WESTWOOD HOLDINGS GROUP, INC. STOCK INCENTIVE PLAN

         WHEREAS, WESTWOOD HOLDINGS GROUP, INC., a Delaware corporation (the "Company"), previously established the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the "Plan"); and

         WHEREAS, this RESTRICTED STOCK AGREEMENT (the "Agreement"), is made as of the 25th day of May, 2006, between the Company and Brian O. Casey (the "Employee"), and sets forth the terms of the Restricted Shares (as defined below) issued to Employee pursuant to the Plan's terms; and

         WHEREAS, the Compensation Committee of the Board of Directors (the "Committee") has determined that it is in the best interests of the Company to establish a qualifying performance-based vesting formula for the Restricted Shares, subject to approval by the Company's stockholders, to qualify for an exemption from the limits on deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code");
and

         WHEREAS, at its meeting on February 23, 2006, the Committee approved the material terms of the performance-based vesting for the Restricted Shares; and

         WHEREAS, all of the terms and provisions of the Plan are incorporated herein by reference and made a part hereof, and all capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Restricted Stock. The Company hereby grants to Employee, on the terms and conditions hereinafter set forth, 100,000 shares of the presently authorized but unissued Common Stock, $.01 par value per share, of the Company (the "Restricted Stock").

2.       Issue Date and Performance Vesting Terms.

         A.       The Issue Date of the Restricted Stock shall be May 25, 2006.

         B. The Restricted Stock granted to Employee hereunder, subject to the other terms and conditions set forth herein, shall become vested over a period of four (4) fiscal years 25.0% per fiscal year, provided that, with respect to each fiscal year the performance goal for such period has been met. For the first fiscal year (through December 31, 2006), the performance goal shall be an increase in the Company's "adjusted pre-tax income" of 10% or more for the 2006 fiscal year when compared to the prior fiscal year. In each subsequent vesting year, the performance goal for further vesting of the Restricted Stock will be determined by the Committee and established no later than ninety (90) days after the commencement of such fiscal year. If, in any year, the performance goal is not met, the Committee may establish a goal for a subsequent year which, if achieved or exceeded, may result in full or partial vesting of the shares that did not otherwise become vested in a prior year. Performance goals will in all events be based upon the Company's "adjusted pre-tax income."

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         C.       Vesting of the Restricted Stock for a given year shall only occur following certification by the Committee of the achievement of the related performance goal. Future years' performance goals shall be set forth in Addenda to this Agreement, signed by the Company and the Employee. For purposes of this Agreement, "adjusted pre-tax income" is determined based on the Company's audited financial statements as the Company's income before income tax, increased by (i) the expense incurred for the year for the Performance-Based Annual Incentive Awards to the chief executive officer and chief investment officer, (ii) the expense incurred for the year for Performance-Based Restricted Stock Awards to the chief executive officer and chief investment officer and (iii) the expense incurred for the year for incentive compensation for all of the Company's other employees.

         D. Upon the death of the Employee, all of the Restricted Stock shall become 100% vested, effective upon the date of death. Upon termination of employment of Employee (for any reason other than death), any shares of Restricted Stock that have not vested shall be forfeited to the Company without consideration; provided, however, that Employee's Employment Agreement may provide other terms applicable to the vesting of such unvested shares of Restricted Stock in the event of the termination of Employee's employment.

3. Employment of Employee. As an inducement to the Company to issue the Restricted Stock to Employee, and as a condition thereto, Employee acknowledges and agrees that, without limitation of his rights under any employment agreement with the Company, neither the issuance of the Restricted Stock to Employee nor any provision contained herein shall entitle Employee to remain in the employment of the Company or its affiliates or affect the right of the Company to terminate Employee's employment at any time.

4.       Restrictions on Transfer.

         A. Under no circumstances shall any sale or other transfer of any shares of Restricted Stock be valid unless and until the shares proposed to be sold or transferred are fully vested.

         B. The spouse of Employee shall execute a signature page to this Agreement as of the date hereof and agree to be bound in all respects by the terms hereof to the same extent as Employee. The spouse further agrees that should she predecease Employee or become divorced from Employee, any of the shares of Restricted Stock which such spouse may own or in which she may have an interest shall remain subject to this Agreement.

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5.       Notices; Deliveries. Any notice or delivery required to be given under the terms of this Agreement shall be addressed to the Company at its principal office, and any notice or delivery to be given to Employee shall be addressed to him at the address given by him and appearing in the Company's records or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

6. Disputes. As a condition of the granting of the Restricted Stock hereby, Employee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Company's Board of Directors in its sole discretion and judgment, and that any such determination and any interpretation by the Board of Directors of the terms of this grant of Restricted Stock shall be final and shall be binding and conclusive, for all purposes, upon the Company, Employee, his heirs and personal representatives.

7.       Certificates.

         A. The certificate(s) representing the shares of Restricted Stock granted hereby will be stamped or otherwise imprinted with the legend required by the Plan with respect to any applicable restrictions on the sale or transfer of such shares, and the stock transfer records of the Company will reflect stop transfer instructions with respect to such shares.

         B. At the election of the Company, the Company may retain the certificate(s) representing the shares of Restricted Stock granted to Employee pursuant to this Agreement until such time as the vesting restrictions set forth in Section 2 have lapsed and the restrictions on the transfer of such Restricted Stock set forth in Section 4 have terminated or are removed by the Board of Directors. Within a reasonable time thereafter, the Company will deliver to Employee a new certificate representing such shares, free of the legend referred to in paragraph A above. The issuance of such certificate shall not affect any restrictions upon the transferability of such shares pursuant to applicable law or otherwise.

         C. If the Company elects to issue the certificate(s) representing the shares of Restricted Stock granted hereunder prior to the termination or lapse of the restrictions on vesting and transfer, the legend referred to in paragraph A above shall remain on such certificate(s) until such time as the vesting and transfer restrictions have terminated or lapsed or are removed by the Board of Directors.

8. Restricted Stock Subject to Plan. The Restricted Stock granted hereby is subject to the Plan. If a conflict exists between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

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9.       Miscellaneous.

         A. Employee hereby agrees that (i) Employee is acquiring the Restricted Stock for investment purposes and not with a view to the resale or distribution thereof; (ii) the Company may withhold from Employee any payment or consideration to be paid to Employee by the Company, any tax which the Company believes is required to be withheld with respect to any benefit under the Plan or this Restricted Stock Agreement, and to hold as security for the amount to be withheld any property otherwise distributable to Employee under the Plan until the amounts required to be withheld have been so withheld; and (iii) Employee will make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements.

         B. If any party to this Agreement so required under this Agreement fails or refuses to comply with the provisions of this Agreement, then in addition to any other remedies provided by law or this Agreement, the party affected thereby may institute and maintain a proceeding to compel the specific performance of this Agreement by the party so defaulting.

         C. Within 30 days after the date of this Agreement, Employee may make an election with the Internal Revenue Service under
                  Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder.

         D. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

         E. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas.

         F. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which collectively shall constitute a single instrument.

         G. If any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

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         IN WITNESS WHEREOF, the Company has, as of the date and place first above written, caused this Agreement to be executed on its behalf by its authorized officer and Employee has hereunto set his hand as of the date and place first above written.

                                            WESTWOOD HOLDINGS GROUP, INC.

                                            By:   /s/ William R. Hardcastle, Jr.
                                                  ------------------------------
                                            Name: William R. Hardcastle, Jr.
                                            Its:  Chief Financial Officer

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                             EMPLOYEE SIGNATURE PAGE
                             -----------------------
                          TO RESTRICTED STOCK AGREEMENT
                          -----------------------------

Employee Name:    BRIAN O. CASEY

Signature         /s/ Brian O. Casey
                  --------------------------

         I, the undersigned, being the spouse of the above-named Employee, hereby acknowledge that I have read and understand the foregoing Restricted Stock Agreement under the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, and I agree to be bound by the terms thereof.

Spouse Name:      MERIDITH CASEY

Signature         /s/ Meridith Casey
                  --------------------------